UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2026

Maze Therapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-42490	82-2635018
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

171 Oyster Point Blvd., Suite 300
South San Francisco, California		94080
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 650 850-5070

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock - par value $0.001 per share	MAZE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On March 25, 2026, Maze Therapeutics Inc. (the “Company”) issued a press release reporting its financial results for the fourth quarter and year ended December 31, 2025. The full text of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section or Section 11 or 12(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), nor shall it be deemed incorporated by reference into any filing by the Company under the Exchange Act or the Securities Act, whether made before or after the date hereof, except as expressly set forth by reference in such filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 24, 2026, the Board of Directors (the “Board”) of the Company appointed Neil Kumar as a Class I director, effective March 27, 2026 (the “Appointment Date”). Dr. Kumar is currently a co-founder and the Chief Executive Officer of BridgeBio Pharma, Inc., where he has worked since April 2015. Dr. Kumar has also served as the Chief Executive Officer of Eidos Therapeutics, Inc., a clinical-stage biopharmaceutical company, and a member of Eidos Therapeutics’ board of directors since March 2016. Dr. Kumar served as Chief Executive Officer and President of BridgeBio Oncology Therapeutics, Inc. from August 2016 to April 2024. Dr. Kumar served as the interim vice president of business development at MyoKardia, Inc. (acquired by Bristol Myers Squibb), a clinical-stage biopharmaceutical company, from 2012 to 2014. Prior to that, Dr. Kumar served as a principal at Third Rock Ventures, a venture capital firm, from 2011 to 2014. Before joining Third Rock Ventures, he served as an associate principal at McKinsey & Company, a worldwide management consulting firm, from 2007 to 2011. Dr. Kumar has served as a member of the board of directors of BridgeBio Pharma, Inc. since April 2015, BridgeBio Oncology Therapeutics, Inc. since August 2016, LianBio since October 2019, and as executive chair of the board of managers of GondolaBio, LLC since August 2024. He received his B.S. and M.S. degrees in chemical engineering from Stanford University and received his Ph.D. in chemical engineering from the Massachusetts Institute of Technology. Dr. Kumar’s qualifications to serve on our Board of Directors include his extensive experience as an executive officer of biotechnology companies.

In connection with Dr. Kumar’s appointment as a non-employee director on the Board, he will receive a pro rata portion of the $40,000 annual retainer for service as a director for the remaining portion of the year, in accordance with the Company’s existing compensation policy for non-employee directors. In addition, the Board granted to Dr. Kumar, effective as of the Appointment Date, an option to purchase the lesser of 36,000 shares of the Company’s common stock (the “Option Award”) or that number of shares of the Company’s common stock resulting in the option having a grant date fair value (as determined pursuant to as computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718) of $750,000 as of the Appointment Date, with 1/36th of the shares underlying the Option Award vesting and becoming exercisable on each monthly anniversary of the Appointment Date, subject to his continued service to the Company.

Except as described above, there are no arrangements or understandings between Dr. Kumar and any other persons, pursuant to which Dr. Kumar was selected as a member of the Board. No family relationships exist among any of the Company’s directors or executive officers and Dr. Kumar. Dr. Kumar does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD.

On March 25, 2026, the Company issued a press release announcing topline data from its Phase 2 clinical trial of MZE829 in patients with APOL1-mediated kidney disease. The full text of the press release is furnished as Exhibit 99.2 to this Current Report on Form 8-K.

The information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.2, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section or Section 11 or 12(a)(2) of the Securities Act, nor shall it be deemed incorporated by reference into any filing by the Company under the Exchange Act or the Securities Act, whether made before or after the date hereof, except as expressly set forth by reference in such filing.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
99.1 99.2	Press Release announcing financial results, dated March 25, 2026. Press Release announcing MZE829 data, dated March 25, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	March 25, 2026	By:	/s/ Courtney Phillips
Courtney Phillips General Counsel and Corporate Secretary